Putnam Classic Equity November 30, 2004 Annual Report



Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended Month day, year, Putnam Management has
assumed $62,212 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters (including those described in Note 6).

72DD1 (000s omitted)			Class A	6,557
					Class B	  454
					Class C	   19

72DD2 (000s omitted)			Class M	  174
					Class R	    0
					Class Y	   75

73A1					Class A	0.109
					Class B	0.018
					Class C	0.012

73A2					Class M	0.048
					Class R	0.097
					Class Y	0.141

74U1	(000s omitted)			Class A	53,025
					Class B	22,433
					Class C	 1,413

74U2	(000s omitted)			Class M	 3,074
					Class R	     1
					Class Y	   519

74V1					Class A	12.48
					Class B	12.37
					Class C	12.45

74V2					Class M	12.42
					Class R	12.47
					Class Y	12.49